Exhibit 23.2

                          Batcher Zarcone & Baker, LLP
                             4252 Bonita Road, #151
                                Bonita, CA 91902
                                 (619) 475-7882


January 25, 2006

Board of Directors
Cantop Ventures, Inc.
564 Wedge Lane
Fernley,  NV  89408

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Cantop Ventures, Inc.

Dear Gentlemen:

I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of my legal opinion dated September 29, 2005 as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                   Sincerely,
                                   BATCHER ZARCONE & BAKER, LLP

                                   /s/ Karen A. Batcher, Esq..
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